As filed with the Securities and Exchange Commission on February 18, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STAMPS.COM INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0454966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1990 E. Grand Avenue
El Segundo, CA 90245
(310) 482-5800
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Seth Weisberg, Esq.
Chief Legal Officer and Secretary
Stamps.com Inc.
1990 E. Grand Avenue
El Segundo, CA 90245
(310) 482-5800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ben D. Orlanski, Esq. Katherine J. Blair, Esq. Manatt, Phelps & Phillips, LLP 11355 West Olympic Boulevard Los Angeles, CA 90064 (310) 312-4000 (310) 312-4224 Facsimile	Seth Weisberg, Esq. Chief Legal Officer and Secretary Stamps.com Inc. 1990 E. Grand Avenue El Segundo, CA 90245 (310) 482-5800

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	768,900	$57.10	$43,904,190.00	$5,101.67

(1)	In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	As described in more detail in the prospectus that is contained in this registration statement, the number of shares of the registrant’s common stock being registered on this registration statement consists of (a) 192,225 outstanding shares of the registrant’s common stock that were issued to the selling stockholders named in the prospectus upon the attainment of certain earn-out targets specified in the Membership Interest Purchase Agreement dated as of June 10, 2014 and (b) 576,675 currently unissued shares of the registrant’s common stock, which represents the maximum number of additional shares of common stock that the registrant could be required to issue to the selling stockholders pursuant to the terms of such agreement.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s shares of common stock as reported on The NASDAQ Global Select Market on February 13, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2015

Prospectus

768,900
Shares of Common Stock
Offered by the Selling Stockholders

This prospectus relates to the offer and resale from time to time in one or more offerings by the selling stockholders identified in this prospectus of up to an aggregate of 768,900 shares of our common stock, which were issued (or may be issued) to such selling stockholders as partial consideration in connection with our acquisition of Auctane LLC.  These shares were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, in reliance on the exemptions set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

The number of shares offered for resale by the selling stockholders consists of (1) 192,225 outstanding shares of our common stock that were issued to the selling stockholders on February 17, 2015 upon the attainment of certain earn-out targets specified in the Membership Interest Purchase Agreement, dated as of June 10, 2014, among us, Auctane LLC and its members, and (b) 576,675 currently unissued shares of our common stock, which represents the maximum number of additional shares of common stock that we could be required to issue to the selling stockholders pursuant to the terms of such agreement.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders.  We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume all selling commissions, broker fees, stock transfer taxes and similar charges incurred in connection with the sale of shares of our common stock.

The selling stockholders identified in this prospectus may sell all or a portion of the shares from time to time through public or private transactions, on or off The NASDAQ Global Select Market, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices.  The selling stockholders may sell shares directly to purchasers or through underwriters, brokers-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders.  See “Plan of Distribution” in this prospectus for additional information on how the selling stockholders may conduct sales of our common stock.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 3 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for certain risks and uncertainties you should consider.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “STMP.”  On February 17, 2015, the last reported sale price of our common stock on The NASDAQ Global Select Market was $56.71 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2015.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of that document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. We do not imply or represent by delivering this prospectus that Stamps.com Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as of any time after such date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock that are described in this prospectus, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS

As described in more detail in this prospectus under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” this prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) in order to permit the selling stockholders to sell in one or more offerings the shares of our common stock that are described in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus to “the Company,” “Stamps.com,” “we,” “us” and “our” refer to Stamps.com Inc., a Delaware corporation, and its subsidiaries, unless otherwise specified.

STAMPS.COM INC.

Stamps.com® is the leading provider of Internet-based mailing and shipping solutions.  Under the Stamps.com branded solutions, our customers use our service to mail and ship a variety of mail pieces, including postcards, envelopes, flats and packages, using a wide range of United States Postal Service (“USPS”) mail classes, including First Class Mail®, Priority Mail®, Priority Mail Express®, Media Mail®, Parcel Select®, and others.  Customers using our service receive discounted postage rates compared to USPS retail on certain mail pieces such as First Class letters and domestic and international Priority Mail and Priority Mail Express packages.  Our customers include individuals, small businesses, home offices, medium-size businesses and large enterprises, and within these segments we target both mailers and shippers.  We were the first ever USPS-licensed vendor to offer mailing and shipping in a software-only business model in 1999.  In addition, we now offer multi-carrier shipping solutions under the brand names ShipStation, Auctane and ShipWorks as a result of our recent acquisitions.

Our principal executive office is located at 1990 E. Grand Avenue, El Segundo, CA 90245, and our telephone number is (310) 482-5800.  Our website address is www.stamps.com.  Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “STMP.”

THE OFFERING

This prospectus relates to the resale of up to 768,900 shares of our common stock held by the selling stockholders identified under “Selling Stockholders,”  of which (i) 192,225 shares were issued to the selling stockholders on February 17, 2015 as a result of achieving the 2014 earn-out targets under the terms of the Membership Interest Purchase Agreement dated as of June 10, 2014, and (ii) 576,675 shares represent the maximum number of additional aggregate shares of common stock that we could be required to issue to the selling stockholders as a result of achieving the future earn-out targets set forth in the Membership Interest Purchase Agreement.

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, in addition to the other information in this prospectus, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated by reference.

We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some may inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

For more information on the uncertainty of forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and any applicable prospectus supplement.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering.

SELLING STOCKHOLDERS

The registration statement, of which this prospectus forms a part, relates to the possible resale of up to 768,900 shares of our common stock by the selling stockholders named below, of which (i) 192,225 shares were issued to the selling stockholders on February 17, 2015 as a result of achieving the 2014 earn-out targets under the terms of the Membership Interest Purchase Agreement dated as of June 10, 2014, and (ii) 576,675 shares represent the maximum number of additional aggregate shares of common stock that we could be required to issue to the selling stockholders as a result of achieving the future earn-out targets set forth in the Membership Interest Purchase Agreement. A further description of the Membership Interest Purchase Agreement is contained in our Current Report on Form 8-K filed with the SEC on June 16, 2014 and incorporated herein by reference.

The selling stockholders acquired, or if the future earn-out targets are achieved, will acquire, these shares from us in a private offering pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(a)(2) of the Securities Act in connection with our acquisition of Auctane LLC on June 10, 2014. Pursuant to the acquisition agreement, we agreed to file a registration statement on Form S-3 with the SEC for the purpose of registering for resale the shares of our common stock issued to the selling stockholders.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of February 17, 2015. In addition to the 192,225 shares of our common stock previously issued to the selling stockholders, it assumes that the selling stockholders will be issued an aggregate of 576,675 shares of our common stock, which is the maximum number of additional shares that may be issued to the selling stockholders in the future pursuant to the terms of the Membership Interest Purchase Agreement if the earn-out targets are achieved.  Because the selling stockholders may sell, transfer, or otherwise dispose of all, some, or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred, or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering.  Registration of the shares under the Securities Act does not require the selling stockholders to sell any of the shares.  See “Plan of Distribution.”  For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.  The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of (a) 16,029,597 shares, which is the total number of shares of our common stock issued and outstanding as of February 13, 2015, plus (b) 768,900 shares, which includes the 192,225 shares issued on February 17, 2015 and the additional maximum 576,675 shares that we may issue to the selling stockholders pursuant to the Membership Purchase Agreement.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise described below or in this prospectus, to our knowledge, none of the selling stockholders has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, except as otherwise described below, based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

	Shares Beneficially Owned Prior to this Offering(1) (2)		Number of Shares	Shares Owned After Offering (4)
Selling Stockholders	Shares	%	Offered(3)	Shares	%
Jason Hodges	453,307	2.7	452,855	452	*
Byron Wier	223,349	1.3	223,048	301	*
Nathan Jones	75,552	*	75,100	452	*
Robert Gilbreath	14,914	*	14,914	--	*
Paul Henry	3,147	*	2,983	164	*

*	Represents less than 1.0%.

(1)	There are currently no stock options or other convertible securities which will become exercisable or releasable within 60 days of February 17, 2015 to the benefit of the individuals listed in the table above.

(2)	For each selling stockholder, the amount of shares include (a) currently outstanding shares of our common stock issued to the selling stockholder on February 17, 2015 and (b) the maximum number of additional shares that may be issued to the selling stockholder in the future pursuant to the terms of the Membership Interest Purchase Agreement if the earn-out targets are achieved, as set forth in the table below:

Selling Stockholder	(a) Shares Currently Held	(b) Maximum Additional Shares
Jason Hodges	113,214	339,641
Byron Wier	55,762	167,286
Nathan Jones	18,775	56,325
Robert Gilbreath	3,728	11,186
Paul Henry	746	2,237

(3)	The amounts set forth in this column are the numbers of shares of common stock that may be offered by each selling stockholder using this prospectus. These amounts do not represent any other shares of our common stock that the selling stockholders may own beneficially or otherwise.
(4)	Assumes that all the selling stockholders dispose of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean the selling stockholders will sell all or any portion of the shares covered by this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees, or other successors–in–interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions.   The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of any such sale, transfer, or other disposition.  These dispositions may be at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices.

During open trading windows under our insider trading policy and, for selling stockholders who are our employees  or directors, subject to the other terms and restrictions of our insider trading policy, the selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Selling stockholders who are neither an employee of ours nor otherwise subject to our insider trading policy may enter into option, derivative, or hedging transactions with respect to the shares of common stock, and any related offers or sales of shares may be made pursuant to this prospectus. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;

•	sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•	write call options, put options, or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

•	enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer, or other financial institution, who may then resell or transfer the shares under this prospectus; or

•	loan or pledge our common stock to a broker-dealer or an affiliate thereof or other third party, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

These option, derivative, and hedging transactions may require the delivery to a broker, dealer, or other financial institution of shares offered hereby, and such broker, dealer, or other financial institution may resell such shares pursuant to this prospectus.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise, or gift such shares by other means not described in this prospectus.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any proceeds from the sale of the shares by the selling stockholders.  We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. These discounts, concessions or commissions may be in excess of those customary in the types of transaction involved.  Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.

 The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.  As a result, any profits on the sales of the shares by the selling stockholders and any discounts, concessions or commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting discounts under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  If the shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts, concessions or commissions. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter or broker-dealer or agent regarding the sale of the shares offered herein by the selling stockholders.

 The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholders and any other person participating in the sale of the shares will be subject to the Exchange Act.  The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person.  These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholders or other persons or entities.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market-making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions.  Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities.  In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market.  All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

Agents and underwriters may be entitled, under agreements that may be entered into with us and the selling stockholders, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

Pursuant to the terms of the Membership Interest Purchase Agreement, dated June 10, 2014, we are required to file a registration statement covering the shares of common stock issued as part of the consideration.  We have agreed to use reasonable best efforts to keep the registration statement effective until the earlier of (i) the date the shares of common stock covered by the registration statement have been disposed of by the selling stockholders, or (ii) the date which is one year after the issuance of the applicable shares covered by this registration statement.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PMB Helin Donovan, LLP, independent registered public accounting firm of Auctane LLC dba ShipStation, has audited its financial statements for the year ended December 31, 2013 and reviewed its financial statements for the three months ended March 31, 2014 included in the Current Report on Form 8-K/A filed with the SEC on August 26, 2014, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements are incorporated by reference in reliance on PMB Helin Donovan, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and other information with the SEC. You may read and copy and documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.stamps.com and our investor relations website is located at http://investor.stamps.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus constitutes part of a registration statement we filed with the SEC under the Securities Act. Under the registration statement, certain selling stockholders may offer from time to time up to an aggregate of 768,900 shares of common stock received by them directly or indirectly from us in our acquisition of Auctane LLC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of our common stock, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.  We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-26427):

●	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014, (including information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2014);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 9, 2014, August 11, 2014 and November 7, 2014, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on April 4, 2014, April 29, 2014, June 12, 2014, June 16, 2014 (as amended on August 26, 2014), September 12, 2014, and September 25, 2014; and

●	the description of our common stock contained in our Registration Statement on Form S-1 (Registration No. 333-77025), our Registration Statement on Form 8-A (Registration No. 000-26427) and our Registration Statement on Form S-1 (Registration No. 333-90115) and the information contained under Proposal 2 in our Proxy Statement (DEF 14A) filed on April 2, 2008, and any amendment or report filed for the purpose of updating any such description.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC.  Information in such future filings updates and supplements the information provided in this prospectus.  Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.  Notwithstanding the foregoing statements, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request, orally or in writing, of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to Investor Relations as follows:

Stamps.com Inc.
1990 E. Grand Avenue
El Segundo, CA 90245
Attn: Corporate Secretary
(310) 482-5800

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered.  All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$5,101
Accounting fees and expenses	$22,000
Legal fees and expenses	$35,000
Printing and miscellaneous fees and expenses	$5,899
Total	$68,000

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We maintain a general liability insurance policy which covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.  In addition, we have entered into indemnification agreements with our directors and officers.

Item 16.	Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on February 17, 2015.

STAMPS.COM INC

By:	/s/ Kenneth McBride
Kenneth McBride
Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth McBride and Kyle Huebner, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Kenneth McBride	Chairman and Chief Executive Officer	February 17, 2015
Kenneth McBride	(Principal Executive Officer)

/s/ Kyle Huebner	Co-President and Chief Financial Officer	February 17, 2015
Kyle Huebner	(Principal Financial Officer)

/s/ Mohan P. Ananda	Director	February 17, 2015
Mohan P. Ananda

/s/ G. Bradford Jones	Director	February 17, 2015
G. Bradford Jones

/s/ Lloyd I. Miller, III	Director	February 17, 2015
Lloyd I. Miller, III
S-1

EXHIBIT INDEX

Exhibit Number

2.1
Membership Interest Purchase Agreement made and entered into as of June 10, 2014, by and among Stamps.com Inc., a Delaware corporation, Auctane LLC, a Texas limited liability company, and each of the member of the Company (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 16, 2014 (File No. 000-26427)).*

3.1
Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 8, 2008 (File No. 000-26427)).

3.2
Bylaws of the Company (incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 7, 1999 (File No. 333-77025)).

3.3	Resolution Amending Bylaws of the Company (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 23, 2010 (File No. 000-26427)).

3.4	Amendment dated January 13, 2012 to Bylaws (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 20, 2012 (File No. 000-26427)).

4.1
Specimen common stock certificate (incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 4 to Registration Statement on Form S-1, filed with the SEC on June 22, 1999 (File No. 333-77025)).

5.1	Legal Opinion of Manatt, Phelps & Phillips, LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PMB Helin Donovan, LLP.

23.3	Consent of Manatt, Phelps & Phillips, LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

*	On July 7, 2014, the SEC granted the Company’s request for confidential treatment for certain portions of this exhibit.